Exhibit 99.1

PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Stephanie Carrington/Nick Laudico
Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7017/7030
858-909-1800	scarrington@theruthgroup.com
investorrelations@nuvasive.com	nlaudico@theruthgroup.com

NUVASIVE REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

First Quarter Highlights:

•                  Generated revenues of $13.1 million - up 72.2% year-over-year and 10.5% quarter-over-quarter

•                  Gross profit increased to $10.4 million - up 93.8% year-over-year and 17.2% quarter-over-quarter

•                  Gross margin increased to 79.9% - up 890 basis points year-over-year and 460 basis points quarter-over-quarter driven by product mix within MAS

•                  Surgeons trained on MAS Platform totaled 91 — up 62.5% year-over-year

•                  Launch of tapered CoRoent™ implant in the first quarter as planned

•                  SpherRx™ Dual Ball Rod (DBR) percutaneous system on schedule for second quarter 2005 launch

SAN DIEGO, April 26, 2005 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today first quarter financial results for the period ended March 31, 2005.

The Company reported first quarter revenues of $13.1 million, a 72.2% increase over the $7.6 million for the first quarter of 2004 and a 10.5% increase over the $11.8 million for the fourth quarter of 2004.  Maximum Access Surgery (MAS) revenues for the first quarter were $9.9 million, an increase of 106.6% from the first quarter of 2004, and an increase of 8.8% from the fourth quarter of 2004.

Gross profit for the first quarter of 2005 was $10.4 million with a gross margin of 79.9%, compared with a gross profit of $5.4 million with a gross margin of 71.0% in the first quarter of 2004.  For the fourth quarter of 2004, gross profit was $8.9 million with a gross margin of

75.3%. The improved gross margin for the first quarter of 2005 was due primarily to the product revenue mix consisting of 76.0% MAS revenues and 24.0% classic fusion revenues and to the contribution mix of products within MAS, specifically NeuroVision disposables and specialized implants.

Total operating expenses for the first quarter of 2005 were $14.3 million, compared with $9.5 million in the first quarter of 2004 and $11.9 million in the fourth quarter of 2004.  Total operating expenses, excluding stock-based compensation expense, for the first quarter of 2005 were $13.4 million, compared with $7.4 million in the first quarter of 2004 and $11.0 million for the fourth quarter of 2004.  The quarter-over-quarter increase reflects continued investment in the Company’s next generation MAS products, accelerated surgeon and sales representative training, marketing, and trade show related costs.

On a GAAP basis for the three-month period ended March 31, 2005, the Company reported a net loss of $3.6 million, or $0.15 per share.  On a pro forma basis, first quarter net loss excluding stock based compensation was $2.6 million, or $0.11 per share.

Cash, cash equivalents and short-term investments were $52.6 million at the end of the first quarter 2005.

Alexis V. Lukianov, Chairman and Chief Executive Officer, said, “Our strong first quarter results reflect our successful focus on training spine surgeons on our MAS Platform.  Specifically, our new cadaver operating theater has been a major success in building momentum in surgeon adoption of our products.  During the first quarter, we trained 91 surgeons on our MAS platform, compared to 202 surgeons trained in all of 2004.  Surgeons continue to provide us with positive feedback on the value they find in our comprehensive training programs and our theater’s ability to match the operating room environment. We have also trained 55 representatives of our recently expanded sales and marketing team in our 7-Day NuVasive Sales School, further broadening their product and technological knowledge.  Our strong gross margin of 79.9% for the first quarter is due to the revenue mix of 76.0% MAS / 24.0% classic fusion and continued penetration of NeuroVision disposables and specialized implant sales.  We remain on track for the launch of SpherRx™ DBR in the second quarter of 2005 and believe the ease-of-use and clinical benefits this new percutaneous pedicle screw offers will drive robust adoption and enhance revenues.”

For the full year 2005, the Company reiterated that it expects revenue to be in the range of $59 million to $61 million.

Conference Call

NuVasive will hold a conference call at 5:00 p.m. EDT / 2:00 p.m. PDT to discuss the results. The dial-in numbers are 1-800-819-9193 for domestic callers, and 1-913-981-4911 for international. The reservation number for both is 4679466. A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.nuvasive.com.

After the live Web cast, the call will remain available on NuVasive’s Web site, www.nuvasive.com, through May 26, 2005.  In addition, a telephonic replay of the call will be available until May 17, 2005.  The replay dial-in numbers are 1-888-203-1112 for domestic callers and 1-719-457-0820 for international callers.  Please use reservation code 4679466.

About NuVasive

We are a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. Our product portfolio is focused on applications in the over $2 billion U.S. spine fusion market. Our current principal product offering includes a minimally disruptive surgical platform that we call Maximum Access Surgery, or MAS, as well as classic fusion products. The MAS platform offers advantages for both patients and surgeons such as reduced surgery, hospitalization time and faster recovery. MAS combines three categories of our current product offerings—NeuroVision, a proprietary software-driven nerve avoidance system, MaXcess, a unique split blade-design minimally invasive surgical system and specialized implants—that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. Our classic fusion portfolio is comprised of sterile packaged bone allografts and metal mesh cages. NuVasive also has an R&D pipeline emphasizing motion preservation products such as total disc replacement (TDR).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the medical device industry, NuVasive’s ability to convince surgeons to use its products, the ability of patients to obtain third-party reimbursement for surgical procedures employing NuVasive’s products, risks related to government regulation of medical devices, risks related to NuVasive’s ability to effectively manage the growth of its business, risks related to ownership and enforcement of intellectual property rights, NuVasive’s ability to successfully develop new products, and other risks and uncertainties more fully described in NuVasive’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and NuVasive’s Prospectus filed pursuant to Rule 424 under the Securities Act of 1933. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made

    #  #  #

NUVASIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2005	2004

Revenues:
MAS	$9,923	$4,804
Classic Fusion	3,141	2,784
Total revenues	13,064	7,588
Cost of goods sold	2,627	2,204

Gross profit	10,437	5,384

Operating expenses:
Research and development	2,159	1,562
Sales and marketing	7,455	3,722
General and administrative	3,779	2,123
Stock-based compensation	939	2,124
Total operating expenses	14,332	9,531
Interest income	340	25
Interest and other expense, net	—	(105)
Net loss	$(3,555)	$(4,227)

Historical net loss per share:
Basic and diluted	$(0.15)	$(2.33)
Weighted average shares- basic and diluted	23,881	1,816

Pro-forma information:
Operating expenses	$14,332	$9,531
Stock-based compensation	939	2,124
Pro-forma operating expenses excluding stock-based compensation	$13,393	$7,407

Net loss	(3,555)	(4,227)
Stock-based compensation	939	2,124

Net loss excluding stock-based compensation	$(2,616)	$(2,103)
Pro-forma basic and diluted net loss per share excluding stock-based compensation	$(0.11)	$(1.16)
Weighted average shares- basic and diluted	23,881	1,816

NUVASIVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2005	2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,371	$8,560
Short-term investments	36,188	50,593
Accounts receivable, net	7,893	6,770
Inventory, net	6,150	5,249
Prepaid expenses and other current assets	717	826
Total current assets	67,319	71,998
Property and equipment, net	12,296	8,725
Other assets	147	29
Total Assets	$79,762	$80,752

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,417	$6,202
Accrued payroll and related expenses	2,465	3,135
Current portion of obligations under capital leases	5	5
Total current liabilities	10,887	9,342
Obligations under capital leases, less current portion	12	13

Stockholders equity:
Common stock	24	24
Additional paid-in capital	153,688	153,323
Deferred compensation	(2,769)	(3,441)
Accumulated other comprehensive loss	(59)	(43)
Accumulated deficit	(82,021)	(78,466)
Total stockholders' equity	68,863	71,397
Total liabilities and stockholders' equity	$79,762	$80,752